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                                                                    EXHIBIT 10.8

                INSURANCE AND RISK MANAGEMENT SERVICES AGREEMENT


                  This INSURANCE AND RISK MANAGEMENT SERVICES AGREEMENT between THE NEW D&B CORPORATION, a Delaware corporation (the "Provider"), and THE DUN & BRADSTREET CORPORATION, a Delaware corporation (the "Recipient"), is dated as of September 30, 2000.

                              W I T N E S S E T H

                  WHEREAS, the Provider and the Recipient have entered into a Distribution Agreement dated as of the date hereof (the "Distribution Agreement") which contemplates, among other matters, that the Provider will provide to the Recipient certain insurance and risk management services on the terms set forth in this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Distribution Agreement.

                  NOW, THEREFORE, in consideration of the agreements, covenants and provisions in this Agreement and intending to be legally bound hereby, each of the Provider and the Recipient mutually covenant and agree as follows:

                                    ARTICLE I
                                SERVICES PROVIDED

                  1.1 Services. The Provider shall provide insurance and risk management services to the Recipient. Such services shall include risk identification, development of appropriate insurance programs, loss prevention initiatives, accounting for premiums, deductibles, retentions and defense costs, claims management (including coordination with insurance carriers), the collection and distribution of insurance proceeds and such other services as the Provider's Risk Management staff has been providing to the Recipient as of the date hereof (all such services, collectively, the "Services").

     1.2 Personnel. In providing the Services, the Provider as it deems necessary or appropriate in its sole discretion, may (i) use the personnel of the Provider or its Affiliates, and (ii) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other businesses of the Provider or are reasonably necessary for the efficient performance of any of such Services. The Recipient may retain at its own expense its own consultants and other professional advisers. The Provider shall have the right to subcontract or outsource any of its obligations hereunder, provided that the Recipient consents to such subcontracting or outsourcing. The Recipient shall respond to any such request by the Provider within thirty (30) days of receipt of such request; provided, however, that the Recipient shall have the right, upon notice to the Provider prior to the expiration of such thirty (30) day period, to extend such period for one additional thirty (30) day period. In the event the Recipient does not consent to such request, then the Provider shall have the right to terminate this
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Agreement on one hundred twenty (120) days written notice. The Recipient's failure to respond to such request within the time period set forth above shall be deemed to indicate the Recipient's consent to such request.

                  1.3 Representatives. Each of the Provider and the Recipient shall nominate a representative to act as its primary contact person for the provision of all of the Services (collectively, the "Primary Coordinators"). The initial Primary Coordinators shall be John Riley, Director of Risk Management, for the Provider, and Randolph Roy, Vice President and Treasurer, for the Recipient. Each party may treat an act of a Primary Coordinator of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Primary Coordinator had authority to so act. The Provider and the Recipient shall advise each other in writing of any change in the Primary Coordinators, setting forth the name of the Primary Coordinator to be replaced and the name of the replacement. Each of the Provider and the Recipient agree that all communications relating to the provision of the Services shall be directed to the Primary Coordinators.

                  1.4 Level of Services. (a) The Provider shall perform the Services for which it is responsible hereunder following commonly accepted standards of care in the industry and exercising the same degree of care as it exercises in performing the same or similar services for its own account as of the date of this Agreement, with priority equal to that provided to its own businesses or those of any of its Affiliates, Subsidiaries or divisions. Nothing in this Agreement shall require the Provider to favor the businesses of the Recipient over its own businesses or those of any of its Affiliates, Subsidiaries or divisions.

                  (b) The Provider shall not be required to provide the Recipient of such Services with extraordinary levels of Services, special studies, training, or the like.

                  (c) In addition to being subject to the terms and conditions of this Agreement for the provision of the Services, the Recipient agrees that the Services provided by third parties shall be subject to the terms and conditions of any agreements between the Provider and such third parties. The Provider shall consult with the Recipient concerning the terms and conditions of any such agreements to be entered into, or proposed to be entered into, with third parties after the date hereof.


     1.5 Limitation of Liability. In the absence of gross negligence or willful misconduct on the part of the Provider, and whether or not the Provider is negligent, the Provider shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide Services for which it is responsible hereunder to the Recipient. Notwithstanding anything to the contrary contained herein, in the event the Provider commits an
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error with respect to or incorrectly performs or fails to perform any Service, at the Recipient's request, the Provider shall use reasonable efforts and good faith to correct such error, re-perform or perform such Service at no additional cost to the Recipient.

                  1.6 Force Majeure. Any failure or omission by a party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the reasonable control of such party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the reasonable control of each of the parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that such party shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if such party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, the affected party may terminate the Agreement with the non-performing party by providing written notice thereto.

                  1.7 Modification of Procedures. The Provider may make changes from time to time in its standards and procedures for performing the Services for which it is responsible hereunder. Notwithstanding the foregoing sentence, unless required by law, the Provider shall not implement any substantial changes adversely affecting the Recipient unless:

                  (a) the Provider has furnished the Recipient notice (which shall be the same notice the Provider shall provide to its own businesses) thereof;

                  (b) the Provider changes such procedures for its own businesses at the same time; and

                  (c) the Provider gives the Recipient a reasonable period of time for such Recipient (i) to adapt its operations to accommodate such changes or (ii) to reject the proposed changes. In the event the Recipient fails to accept or reject a proposed change on or before a date specified in such notice of change (which the Recipient shall have the right, upon notice to the Provider prior to such date, to extend one time only for an additional thirty (30)
days)), the Recipient shall be deemed to have accepted such change. In the event the Recipient rejects a proposed change, the Provider agrees to absorb any costs resulting from the Provider's need to maintain different versions of the same systems, procedures, technologies or services.

                  1.8 Provider Access. To the extent reasonably required for personnel of the Provider to perform the Services for which the Provider is responsible hereunder, the Recipient shall provide personnel of the Provider with access to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

                  1.9 Performance Reviews. The Primary Coordinator for the Recipient shall meet during the fourth quarter of each calendar year with the Primary Coordinator for the Provider (or
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at such other times as may reasonably be requested by either party) for the purpose of reviewing the performance of the Provider's Risk Management staff. Any disputes relating to the quality of such performance shall be brought to the attention of the respective Chief Financial Officers (or persons holding an equivalent title) of the Provider and the Recipient.

                                   ARTICLE II
                                  COMPENSATION

                  2.1 Consideration. As consideration for the Services, the Recipient shall pay to the Provider $150,000 during the first year of this Agreement, with annual increases of five percent (5%) for each subsequent year that this Agreement is in effect; increases in excess of five percent (5%) per year must be approved by the Recipient. Payments will be made in quarterly installments in advance, with the first installment being due and payable as of the date hereof. Notwithstanding the foregoing, however, the fees and payment arrangements for any services provided by the Provider's Risk Management staff to the Recipient that are not in the ordinary course of business (all such services being "extraordinary services") shall be subject to specific negotiation between the Provider and the Recipient. No extraordinary service shall be provided without the specific approval of the Recipient.

                  2.2 Invoices. Quarterly invoices shall be sent to the attention of the Primary Coordinator of the Recipient at the address set forth in Section 6.4 hereof or to such other address as the Recipient shall have specified by notice in writing to the Provider.

                  2.3 Payment of Invoices. (a) Payment of all invoices in respect of Services shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within thirty (30) days of the invoice date. All payments shall be made to the account designated by the Provider to the Recipient, with written confirmation of payment sent by facsimile to the Primary Coordinator or other person designated thereby.

                  (b) If any payment is not paid when due, the Provider shall have the right, without any liability to the Recipient, or anyone claiming by or through the Recipient, upon thirty (30) days' notice, to cease providing any or all of the Services provided by the Provider to the Recipient, which right may be exercised by the Provider in its sole and absolute discretion; exercise of such right by the Provider will not, subject to Section 4.3, affect the Recipient's obligations under Section 2.1.


                                   ARTICLE III
                                 CONFIDENTIALITY

                  3.1 Obligation. Each party and its Subsidiaries shall not use or permit the use of (without the prior written consent of the other parties) and shall keep, and shall cause its
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consultants and advisors to keep, confidential all information concerning the other parties received pursuant to or in connection with this Agreement. Additionally, any information which is identified by a party as being "highly sensitive" (in connection with a contemplated acquisition or otherwise) shall not be disclosed outside of the Provider's Risk Management staff.

                  3.2 Care and Inadvertent Disclosure. With respect to any confidential information, each party agrees as follows:

                  (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

                  (b) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from any other party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and, subject to the provisions of Section 1.5 above, each such other party shall be entitled to pursue any other remedy which may be available to it.


                                   ARTICLE IV
                              TERM AND TERMINATION

                  4.1 Term. This Agreement shall become effective as of the date hereof and shall remain in force unless and until terminated as provided herein. The Recipient may terminate this Agreement at any time, upon sixty (60) days written notice, in the event that John Riley and Richard Mannarino are no longer directly and primarily providing Services under this Agreement. This Agreement may be terminated by either party at any time after two years from the date hereof upon six-months notice to the other party (i.e., such notice of termination may be given at any time after eighteen (18) months from the date hereof). In addition, this Agreement also may be terminated at such other times as are set forth in Sections 1.2, 1.6 and 4.2.

                  4.2 Default. If any party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under this Agreement (other than a payment default), the party entitled to the benefit of such performance (hereinafter referred to as a "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement with respect to the Defaulting Party if such failure or default is not cured within fifteen (15) days of such written notice. If any failure or default so specified is not cured within such 15-day period, the Non-Defaulting Party may elect to immediately terminate this Agreement; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute in accordance with Article V hereof. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to
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the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

                  4.3 Termination of Obligations. The Recipient specifically agrees and acknowledges that all obligations of the Provider to provide the Services shall immediately cease upon the termination of this Agreement. The Provider specifically agrees and acknowledges that all obligations of the Recipient to pay for the Services shall immediately cease upon the termination of this Agreement (except for the obligation to make payments with respect to Services provided prior to the effective time of the termination); any amounts prepaid by the Recipient with respect to periods after the effective time of the termination shall be refunded to the Recipient. Upon the cessation of the Provider's obligation to provide any Service to the Recipient, the Recipient shall immediately cease using, directly or indirectly, the Services (including, without limitation, any and all software of the Provider or third-party software provided through the Provider, telecommunications services or equipment, or computer systems or equipment).

                  4.4 Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the parties, Sections 1.5, 2.1 (with respect to Services provided prior to the effective time of the termination), 3.1, 3.2, 4.3, 4.4, 5.1, 6.10, 6.12 and 6.13 shall survive any termination of this Agreement.


                                    ARTICLE V
                               DISPUTE RESOLUTION

                  5.1 Dispute Resolution. Any disputes arising out of or in connection with this Agreement shall be settled in accordance with the dispute resolution mechanisms set forth in the Distribution Agreement.


                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.1 Complete Agreement; Construction. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  6.2 Other Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by other agreements between the parties.
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                  6.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts has been signed by each of the parties and delivered to the other parties.

                  6.4 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  To the Provider:

                         The Dun & Bradstreet Corporation
                         220 East 42nd Street
                         New York, New York 10017
                         Telecopy: (212) 883-3403
                         Attn: Director of Risk Management

                         With a copy to:

                         The Dun & Bradstreet Corporation
                         One Diamond Hill Road
                         Murray Hill, New Jersey  07974
                         Telecopy:  (908) 665-5351
                         Attn:  Chief Legal Counsel

                  To the Recipient:

                         Moody's Corporation
                         99 Church Street
                         New York, New York 10007
                         Telecopy: (212) 553-0382
                         Attn: Treasurer

                         With a copy to:

                         Moody's Corporation
                         99 Church Street
                         New York, New York  10007
                         Telecopy: (212) 553-0084
                         Attn: Chief Legal Counsel
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                  6.5 Waivers. The failure of any party to require strict
performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  6.6 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  6.7 Assignment. This Agreement may not be assigned by either party, other than to an Affiliate of such party or pursuant to a corporate reorganization or merger, without the consent of the other party. Any assignment in contravention of this Section 6.7 shall be void.

                  6.8 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  6.9 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

                  6.10 Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

                  6.11 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  6.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  6.13 Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties
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further agrees that service of any process, summons, notice or document by U.S.
registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section
6.13. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  6.14 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  6.15 Laws and Government Regulations. The Recipient shall be responsible for (i) compliance with all laws and governmental regulations affecting its businesses and (ii) any use the Recipient may make of the Services to assist it in complying with such laws and governmental regulations. While the Provider shall not have any responsibility for the compliance by the Recipient with such laws and regulations, the Provider agrees to use reasonable efforts to cause the Services to be provided by such party to be designed in such a manner that such Services shall be able to assist the Recipient in complying with applicable legal and regulatory responsibilities.

                  6.16 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller of services nor be deemed to vest any rights, interests or claims in any third parties. The parties do not intend to waive any privileges or rights to which they may be entitled.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Insurance and Risk Management Services Agreement to be executed as of the day and year first above written.


                                THE NEW D&B CORPORATION


                                By:/s/ David J. Lewinter
                                   Name: David J. Lewinter
                                   Title: President and Secretary


                                THE DUN & BRADSTREET CORPORATION


                                By:/s/ David J. Lewinter
                                   Name: David J. Lewinter
                                   Title: Vice President and Corporate Secretary